ElliottDavis                                      Elliot Davis, LLC
                                                  Advisors-CPAs-Consultants
                                                  870 S. Pleasantburg Drive
                                                  P.O. Box 6286
                                                  Columbia, SC 29606-6286
                                                  Phone 864-242-3370
                                                  Fax   864-232-7161



                   INDEPENDENT AUDITOR'S CONSENT



We consent to the use in this Registration Statement of US Patriot, Inc. on Form SB-2 of our report, dated November 27, 2001, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.


/s/ Elliott Davis, LLC

Elliott Davis, LLC
Columbia, South Carolina
March 31, 2002